CUSIP No. 23922010

                                    EXHIBIT A
                                    ---------

                                    AGREEMENT


         The undersigned agree that this Amendment No. 6 to Schedule 13G of Ronald W. Daw and Tracey B. Daw relating to the shares of Common Stock of Daw Technologies, Inc. shall be filed on behalf of each of the undersigned.




By:   /s/ Ronald W. Daw                            By:   /s/ Tracey B. Daw
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       Ronald W. Daw                                    Tracey B. Daw

SEC 1745 (2-95)                Page 7 of 7 Pages